Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Third Amendment” or this “Amendment”) is entered into as of April 7, 2016, by and among HERCULES FUNDING II LLC, a Delaware limited liability company (“Borrower”), the lenders identified on the signature page hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, “Agent”), with reference to the following facts, which shall be construed as part of this Third Amendment:

RECITALS

A. Borrower, Lenders and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 29, 2015, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 16, 2015 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of March 8, 2016 (as amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders and Agent are providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B. Borrower, Lenders and Agent have agreed to enter into this Third Amendment in order to add Everbank Commercial Finance, Inc., as a Lender, to increase the amount of the aggregate Commitments and Maximum Revolver Amount under the Loan Agreement, and to amend certain other provisions of the Loan Agreement.

C. Immediately prior to the effectiveness of this Third Amendment, Wells Fargo Capital Finance, LLC and AloStar Bank of Commerce are all of the Lenders under the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1. Ratification of Existing Loan Documents. Each of the parties acknowledges, confirms, and ratifies the provisions of the Loan Agreement and the other Loan Documents, which shall be unmodified and shall continue to be in full force and effect in accordance with their terms except as expressly provided under this Third Amendment.

EXECUTION VERSION

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1 Addition of New Definitions. Section 1.1 of the Loan Agreement is amended by adding in appropriate alphabetical order the following new definitions:

“Third Amendment” means the Third Amendment to Amended and Restated Loan and Security Agreement, dated as of April 7, 2016, by and among Lenders, Agent and Borrower.

“Third Amendment Closing Date” means April 7, 2016.

2.2 Amendment to Definition of Eligible Notes Receivable. Section 1.1 of the Loan Agreement is amended by deleting the following existing text at the beginning of the definition of the term “Eligible Notes Receivable”:

“Eligible Notes Receivable” means those Notes Receivable that comply with each of the representations and warranties respecting Eligible Notes Receivable made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be modified from time to time by Agent in Agent’s Permitted Discretion; provided further, that so long as no Default or Event of Default has occurred and is continuing, Agent shall first notify and attempt to discuss with Borrower any such modification that Agent proposes to make to such criteria unless Agent, in its Permitted Discretion, believes that exigent circumstances justify the immediate modification of such criteria. Eligible Notes Receivable shall not include a Note Receivable (unless specifically determined to be an Eligible Note Receivable by Agent following a review thereof on a case-by-case basis) if:

and replacing it with the following amended and restated version thereof:

“Eligible Notes Receivable” means those Notes Receivable that comply with each of the representations and warranties respecting Eligible Notes Receivable made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be modified from time to time by Required Lenders in their Permitted Discretion; provided further, that so long as no Default or Event of Default has occurred and is continuing, Required Lenders shall first notify and attempt to discuss with Borrower any such modification that Required Lenders propose to

EXECUTION VERSION

make to such criteria unless Required Lenders, in their Permitted Discretion, believe that exigent circumstances justify the immediate modification of such criteria. Eligible Notes Receivable shall not include a Note Receivable (unless specifically determined to be an Eligible Note Receivable by Required Lenders following a review thereof on a case-by-case basis) if:

2.3 Amendment to Note Receivable Balance Limitation in Definition of Eligible Notes Receivable. Section 1.1 of the Loan Agreement is amended by deleting the existing text of clause (aa) in the definition of “Eligible Notes Receivable” and replacing it with the following amended and restated version thereof:

(aa) such Note Receivable Balance has an outstanding principal amount that exceeds $15,000,000; provided, that such dollar limitation may be raised or waived by Required Lenders on a case by case basis in their sole discretion, and only the amount in excess of such $15,000,000 or any higher limit agreed to by Required Lenders shall be deemed ineligible solely by reason of this clause (aa).

2.4 Amendment to Concentration Limits in Definition of Eligible Notes Receivable. Section 1.1 of the Loan Agreement is amended by deleting the existing text of Concentration Limit (6) in the definition of “Eligible Notes Receivable” and replacing it with the following amended and restated version thereof:

(6) The portion of the Preliminary Eligible Notes Receivable Balance consisting of the aggregate outstanding principal amount of all Eligible Notes Receivable that have a remaining term of more than forty-two (42) months, that exceeds twenty-five (25%) of the Preliminary Eligible Notes Receivable Balance at such time; provided, that such concentration limit may be waived by Required Lenders on a case by case basis in their sole discretion;

2.5 Amendment to Definition of Required Lenders. Section 1.1 of the Loan Agreement is amended by deleting the existing definition of the term “Required Lenders” and replacing it with the following amended and restated version thereof:

“Required Lenders” means, at any time, the Lenders whose aggregate Pro Rata Shares constitute more than fifty percent (50%) of the Commitments, or if the Commitments have been terminated irrevocably, more than fifty percent (50%) of the Obligations then outstanding; provided, however, that at any time when there are two or more Lenders, “Required Lenders” shall mean two or more Lenders whose aggregate Pro Rata Shares constitute more than fifty percent (50%) of the Commitments, or if the Commitments have been terminated irrevocably, more than fifty percent (50%) of the Obligations then outstanding; provided further, that the Pro Rata Share or existence of any Defaulting Lender shall be disregarded in any determination of what constitutes Required Lenders.

EXECUTION VERSION

2.6 Revised Version of Schedule C-1 to Reflect Additional Commitment of New Lender. Schedule C-1 of the Loan Agreement is amended by deleting the existing version thereof and replacing it with the amended and restated version attached as Exhibit A to this Third Amendment.

3. Conditions Precedent. Notwithstanding any other provision of this Third Amendment, this Third Amendment shall be of no force or effect, and Lenders and Agent shall not have any obligations hereunder, unless and until each of the following conditions have been satisfied:

3.1 Receipt of Executed Third Amendment. Agent shall have received this Third Amendment, duly executed by Borrower, each Lender, and Agent;

3.2 Agent’s Receipt of Fees Due Under the Fee Letter in Connection with Third Amendment. Agent shall have received from Borrower the additional fees that are due and payable to Agent under the Fee Letter based upon the closing of this Third Amendment, which fees shall be fully-earned on the Third Amendment Closing Date;

3.3 Agent’s Receipt of Closing Fee Due to New Lender in Connection with Third Amendment. Agent shall have received from Borrower for the account of Everbank Commercial Finance, Inc. the $62,500 closing fee that is due and payable to Everbank Commercial Finance, Inc. upon the closing of this Third Amendment, which fee shall be fully-earned by Everbank Commercial Finance, Inc. on the Third Amendment Closing Date and shall be forwarded by Agent to Everbank Commercial Finance, Inc. no later than one (1) Business Day after Agent’s receipt of the payment due from Everbank Commercial Finance, Inc. in connection with the initial Settlement reflecting the Commitment of Everbank Commercial Finance, Inc.; and

3.4 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

4. Representations and Warranties Regarding Loan Agreement. Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and are true and correct in all material respects as of the Third Amendment Closing Date, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, in which case such representation or warranty was true and correct as of such earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Loan Agreement. Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this Third Amendment, that constitutes or would constitute a Default or an Event of Default.

EXECUTION VERSION

5. Miscellaneous.

5.1 Headings. The various headings of this Third Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Third Amendment or any provisions hereof.

5.2 Counterparts. This Third Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Third Amendment by either (i) facsimile transmission or (ii) electronic transmission in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF), shall be effective as delivery of a manually executed counterpart thereof.

5.3 Interpretation. No provision of this Third Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

5.4 Complete Agreement. This Third Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

5.5 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6 Effect. Upon the effectiveness of this Third Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

5.7 Conflict of Terms. In the event of any inconsistency between the provisions of this Third Amendment and any provision of the Loan Agreement, the terms and provisions of this Third Amendment shall govern and control.

5.8 No Novation or Waiver. Except as specifically set forth in this Third Amendment, the execution, delivery and effectiveness of this Third Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or Lenders under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Amended and Restated Loan and Security Agreement as of the day and year first above written.

HERCULES FUNDING II LLC,
a Delaware limited liability company, as Borrower

By:	/s/ Mark R. Harris
Name: Mark R. Harris
Title: Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC,
formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as Agent and a Lender

By:	/s/ Jeffrey Carberg
Name: Jeffrey Carberg
Title: Executive Vice President

ALOSTAR BANK OF COMMERCE,
as a Lender

By:	/s/ John Thomas
Name: John Thomas
Title: Vice President

EVERBANK COMMERCIAL FINANCE, INC.,
as a Lender

By:	/s/ Ed McGugan
Name: Ed McGugan
Title: Managing Director

EXECUTION VERSION

Exhibit A

to

Third Amendment to Amended and Restated Loan and Security Agreement

Schedule C-1

Commitments

(as of Third Amendment Closing Date)

Lender	Commitment
Wells Fargo Capital Finance, LLC	$75,000,000
AloStar Bank of Commerce	$20,000,000
Everbank Commercial Finance, Inc.,	$25,000,000

Total for All Lenders	$120,000,000